UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 6, 2015

RAINBOW CORAL CORP.

(Exact name of registrant as specified in its charter)

Florida	333-169554	27-3247562
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

495 Grand Blvd., Suite 206 Miramar Beach, Florida	32550
(address of principal executive offices)	(zip code)

(850)-269-7230

(registrant’s telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Rainbow Coral Corp. (the “Company”) files this Form 8-K to report the result of the vote at the special meeting of stockholders held on April 6, 2015 in accordance with the Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 4, 2015 and circulated with the stockholders immediately thereafter.  All the proposals of the board of directors were approved at the meeting as follows:

1)   Majority votes present voted FOR Proposal 1: Reincorporate the Company from Florida to Nevada that will result in:

•	The Company being governed by the laws of the state of Nevada, and

•	Shareholders’ right to receive one whole share of common stock of the Nevada company for each 100 shares of common stock of the company owned as of the record date of the reincorporation.

2)   Majority votes present voted FOR Proposal 2: Adoption of Nevada Articles of Incorporation to authorize the issuance of additional shares of common stock as a result of the reincorporation and one for 100 share reduction and adoption of Nevada bylaws.

3)   Majority votes present voted FOR Proposal 3: Authorize the issuance of preferred stock with preferences, limitations, and relative rights designated by our board of directors.

4)   Majority votes present voted FOR Proposal 4: Ratification of our 2012 Stock Plan for directors, officers and consultants.

5)   Majority votes present voted FOR Proposal 5: To transact such other such business that may properly come before the special meeting

•	Approve Nevada Amended and Restated Nevada Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINBOW CORAL CORP.

Dated: April 15, 2015	/s/ Kimberly Palmer
Kimberly Palmer
President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer and Sole Director